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Exhibit 23.7

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 2 to Registration Statement No. 333-149970 of our report dated February 25, 2008, relating to the consolidated financial statements of Capmark Financial Group Inc. and subsidiaries as of December 31, 2007 and 2006 and for the year ended December 31, 2007 and for the period from March 23, 2006 to December 31, 2006 (successor) and the period from January 1, 2006 to March 22, 2006 (predecessor) (which report expresses an unqualified opinion and includes explanatory paragraphs concerning the adoption of Financial Accounting Standards Board Interpretation No. 48 in 2007 and a change in basis of accounting in 2006), appearing in the Prospectus, which is a part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
Philadelphia, Pennsylvania
June 23, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM